                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             MULTEX SYSTEMS, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                               22-3253344
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


33 Maiden Lane, 5th Floor, New York, New York             10038
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(Address of Principal Executive Offices)                (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-53993.


     Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                   Name of Each Exchange on Which
        to be Registered                     Each Class is to be Registered
        ----------------                     ------------------------------
              None                                       None


     Securities to be registered pursuant to Section 12(g) of the Act:


       Title of Each Class
        to be Registered
        ----------------
 Common Stock, par value $.01 per share
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock, par value $.01 per share, of the Registrant under the caption "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-53993), as filed with the Securities and Exchange Commission on May 29, 1998, as amended from time to time, is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

 Number                                    Description
 ------                                    -----------

   1.1     Specimen Common Stock Certificate (incorporated by reference to
           Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   3.2 Form of Amended and Restated Certificate of Incorporation to be in effect to be in effect immediately following the effectiveness of this registration statement (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   3.3 By-laws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   3.4 Form of Amended and Restated By-laws to be in effect upon the closing of the initial public offering (incorporated by reference to Exhibit
           3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   3.5 Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation (included above as Exhibit 3.1) to be in effect immediately prior to the effectiveness of this registration statement (incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   4.1 Third Amended and Restated Registration Rights Agreement, dated as of July 24, 1997 (incorporated by reference to Exhibit 10.7(a) to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

   4.2 Supplement to Third Amended and Restated Registration Rights Agreement, dated as of August 14, 1997 (incorporated by reference to Exhibit 10.7(b) to the Registrant's Registration Statement on Form S-1 (File No. 333-53993)).

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                                  SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           MULTEX SYSTEMS, INC.
                                           (Registrant)


Dated:  July 1, 1998                       By: /s/ Isaak Karaev
                                              ____________________
                                                 Isaak Karaev
                                                 President, Chief Executive
                                                 Officer and Chairman of the
                                                 Board of Directors

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